Exhibit 8.3

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837

E-mail Add: beijing@tongshang.com Website: www.tongshang.com

To:	BCD Semiconductor Manufacturing Limited

No. 1600, ZiXing Road

Shanghai ZiZhu Science-based Industrial Park

200241

People’s Republic of China

[        ], 2011

Dear Sir/Madam,

1.	We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the laws and regulations of the PRC. For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.

We have acted as the PRC counsel for BCD Semiconductor Manufacturing Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on [•], relating to the offering by the Company and certain selling shareholders of the Company (the “Selling Shareholders”) of respective numbers of American Depositary Shares (“ADSs”), each of which represents [•] ordinary shares, par value [•] per share, of the Company (together with the ADSs, the “Offered Securities”) issued under the Deposit Agreement (the “Deposit Agreement”), dated as of [•], by and among the Company, as Issuer, Deutsche Bank Trust Company Americas, as Depositary, and holders and beneficial owners from time to time of ADSs issued thereunder, and (ii) the

Company’s proposed listing of the ADSs on the Nasdaq Global Market.

3.	We have been requested to give this opinion on the matters set forth herein. Capitalized terms used herein and not defined herein shall, unless otherwise provided herein, have the meanings ascribed to such terms under the Underwriting Agreement dated [•] among the Company, the Selling Shareholders, [Jefferies & Company, Inc. and Stifel, Nicolaus & Company, Inc.], as the representative of the several Underwriters (the “Underwriting Agreement”). This opinion is delivered pursuant to Section 6(e) of the Underwriting Agreement.

4.	In rendering this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

5.	In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic original documents submitted to us as copies and the completeness of the documents provided to us. We have also assumed that no amendments, revisions, modifications or other changes have been made with respect to any of the documents after they were submitted to us for purposes of this opinion. We have further assumed the accuracy and completeness of all factual statements in the documents.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm to you that the discussion set forth under the heading “Taxation—People’s Republic of China Taxation” in the Registration Statement, insofar as such statements describe PRC tax law, are accurate in all material respects and that such statements constitute our opinions.

This opinion is limited to PRC Laws of general application as of the date of this opinion and is given on the basis that it will be governed by, and construed in accordance with, PRC Laws. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC.

PRC Laws referred to herein are laws currently in force as of the date of the opinion and there is no guarantee that any of such PRC Laws will not be changed, amended or revoked in the immediate future or in the longer term with or without retrospective effect.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the above-mentioned Registration Statement and to the reference to our name under the headings “Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Under a circular issued by the China Securities Regulatory Commission on December 3, 2007 regarding the interpretation of Article 11 of “The Measures for the Administration of the Provisions of Securities Legal Services by Law Firms”, we are not permitted to address this opinion to underwriters in the offering.

[The remainder of this page is intentionally left blank.]

[Signature Page]

Sincerely yours,

Commerce & Finance Law offices